                                                                     EXHIBIT 4.3

                             SUBSCRIPTION AGREEMENT
                          FOR SHARES OF COMMON STOCK OF
                              I.T. TECHNOLOGY, INC.

     This Subscription Agreement is made by and between I.T. Technology, Inc., a Delaware corporation (the "Company") and the undersigned prospective purchaser who is subscribing hereby for shares of the Company"s common stock (the "Shares"), pursuant to the Prospectus of the Company dated August 4, 2000 (the "Prospectus," which term includes all exhibits and any amendments thereof and supplements thereto), distributed pursuant to a Registration Statement on Form SB-2, as amended, Registration No. 333-30364 and declared effective by the United States Securities and Exchange Commission.

     In consideration of the Company"s agreement to accept the undersigned as a security holder of the Company upon the terms and conditions set forth herein and as further set forth in the Prospectus, the undersigned agrees and represents as follows:

A.   SUBSCRIPTION

     1. The undersigned hereby irrevocably subscribes to purchase Shares at $5.00 per Share in the amount indicated on the signature page hereto. Simultaneously with the execution of this Subscription Agreement, the undersigned is paying and delivering to the Company, at the address set forth below, the amount set forth on the signature page below, in the form of a check or wire transfer (the "Payment") payable to "Comerica Bank, I.T. Technology Escrow Account" to be deposited with the Comerica Bank (the "Escrow Agent").

     THE UNDERSIGNED ACKNOWLEDGES AND AGREES THAT BY EXECUTING AND DELIVERING THIS SUBSCRIPTION AGREEMENT ALONG WITH PAYMENT FOR THE AMOUNT OF SHARES SUBSCRIBED FOR HEREUNDER, THE UNDERSIGNED IS MAKING AN IRREVOCABLE COMMITMENT TO PURCHASE THE SHARES PURSUANT TO THE TERMS CONTAINED HEREIN AND IN THE PROSPECTUS. SUCH COMMITMENT BY THE UNDERSIGNED MAY NOT BE MODIFIED, REVOKE OR WITHDRAWN, NOR SHALL THE UNDERSIGNED BE ENTITLED TO THE RETURN OF ANY FUNDS TENDERED TO THE ESCROW AGENT, EXCEPT AS EXPRESSLY PURSUANT TO SECTION 2. PROVIDED HEREIN

     2. The undersigned understands that the Payment will be held in escrow for his benefit by the Escrow Agent pursuant to the terms of the Escrow Agreement (the "Escrow Agreement") dated as of May 1, 2000 between the Company and the Escrow Agent. The offering period will terminate on December 4, 2000 which date may be extended or advanced without notice to subscribers until not later than January 3, 2001, by the mutual agreement of the Underwriter and the Company. The Payment will be returned promptly, with any interest earned thereon less expenses associated with the Escrow Account, on the basis described in the Prospectus, in the event that for any reason the purchase and sale of the Shares is not consummated within thirty days following termination of the offering period (such date is hereinafter referred to as the Closing Date and shall in no event be later than January 3, 2001) or in the event that the undersigned"s subscription is rejected.

B.   GENERAL PROVISIONS

     1. All pronouns and any variations thereof used herein shall be deemed to refer to the masculine, feminine, singular, or plural as the identity of the person or persons may require.

     2. Neither this Subscription Agreement nor any provisions hereof shall be waived, modified, changed, discharged, terminated, revoked, or canceled except by an instrument in writing signed by the party against whom any change, discharge, or termination is sought.

     3. Notices required or permitted to be given hereunder shall be in writing and shall be deemed to be sufficiently given when personally delivered or sent by registered mail, return receipt requested, addressed to the other party at the address of such party set forth in the Prospectus, as amended from time to time, or, in the case of the undersigned, at the address provided in this Subscription Agreement, or to such other address furnished by notice given in accordance with this Article B.

     4. Failure of the Company to exercise any right or remedy under this Subscription Agreement or any other agreement between the Company and the undersigned, or otherwise, or delay by the Company in exercising such right or remedy, will not operate as a waiver thereof. No waiver by the Company will be effective unless and until it is in writing and signed by the Company.

     5. This Subscription Agreement shall be enforced, governed and construed in all respects in accordance with the laws of the State of California, as such laws are applied by California courts to agreements entered into and to be performed in California and shall be binding upon the undersigned, the undersigned"s heirs, estate, legal representatives, successors and assigns and shall inure to the benefit of the Company and its successors and assigns. The parties agree that any dispute hereunder shall be adjudicated in State or Federal court located in the State of California of County of Los Angeles.

     6. In the event that any provision of this Subscription Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

     7. This Subscription Agreement and the Prospectus constitute the entire agreement among the parties hereto with respect to the subject matter hereof and supersede any and all prior or contemporaneous representations, warranties, agreements and understandings in connection therewith. Except as otherwise provided in this Article R, this agreement may be amended only by a writing executed by all parties hereto.

     8.   Title to the Shares shall be taken as follows (circle one):

          (a)  Husband and Wife, as Community Property;

          (b)  Joint Tenants;

          (c)  Tenants in Common;

          (d)  Separate Property;

          (e)  Other (e.g., corporation, partnership, custodian trustee, etc.):

                                   PLEASE NOTE


IF YOU ARE DELIVERING THIS SUBSCRIPTION AGREEMENT TO THE COMPANY PLEASE SEND IT
TO:

                  I.T. TECHNOLOGY, INC.
                  C/O KESINGTON CAPITALCORP.
                  4910 13TH AVE., BROOKLYN
                  NEW YORK 11219
                  ATTENTION: ABE SILVER.

UNTIL THIS AGREEMENT AND THE PURCHASE PRICE ARE RECEIVED BY KENSINGTON THE PURCHASER BEARS ALL RISK OF LOSS. THE COMPANY STRONGLY RECOMMENDS THAT THE PURCHASER SEND THIS AGREEMENT VIA MESSENGER, FEDERAL EXPRESS OR COMPARABLE COURIER SERVICE OR IF BY MAIL REGISTERED OR CERTIFIED MAIL RETURN RECEIPT REQUESTED.

                              I.T. TECHNOLOGY, INC.

                      SUBSCRIPTION AGREEMENT SIGNATURE PAGE

     This page constitutes the Signature Page for the Subscription Agreement. The undersigned represents to you that (a) the information contained herein is complete and accurate on the date hereof and may be relied upon by you and (b) the undersigned will notify you immediately of any change in any of such information occurring prior to the acceptance of the subscription and will promptly send you written confirmation of such change. The undersigned hereby certifies that he has read and understands the Prospectus and this Subscription Agreement.

     IN WITNESS WHEREOF, the undersigned has executed this Subscription Agreement this ________ day of __, 2000..


---------------------------              ---------------------------------
Number of Shares Subscribed              NAME OF PURCHASER
for at $5.00 per Share

$--------------------------              ---------------------------------
Total Purchase Price                     Signature

---------------------------              ---------------------------------
Social Security Number                   Title of Authorized  Signatory if
or Federal I.D. Number                   Purchaser is a corporation,
                                         partnership or other entity

                                         ---------------------------------
                                         Signature of Spouse or Co-owner

                                         Purchaser's Address to which all
                                         correspondence should be sent:


                                         ---------------------------------
                                         Street Address

                                         ---------------------------------
                                         State                  Zip Code